Exhibit 99.1

Endurance International Group Reports 2018 Fourth Quarter

and Full Year Results

Fiscal Year 2018

•	GAAP revenue of $1.145 billion

•	Net income of $4.5 million

•	Adjusted EBITDA of $338.1 million

•	Cash flow from operations of $182.6 million

•	Free cash flow of $129.2 million

•	Total subscribers on platform were approximately 4.802 million at December 31, 2018

Fourth Quarter 2018

•	GAAP revenue of $282.4 million

•	Net income of $12.8 million

•	Adjusted EBITDA of $79.3 million

•	Cash flow from operations of $49.0 million

•	Free cash flow of $23.6 million

BURLINGTON, MA (February 7, 2019) — Endurance International Group Holdings, Inc. (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today reported financial results for its fourth quarter and fiscal year ended December 31, 2018.

“I am pleased with our financial performance in 2018. The Endurance team made substantial strategic and operational progress while delivering to our 2018 integrated operating plan,” commented Jeffrey H. Fox, president and chief executive officer at Endurance International Group. “In 2019, we will continue to simplify our operations and maintain focus on increasing the value we deliver to customers on our strategic brands, which we believe provides a foundation for growth.”

Full Year and Fourth Quarter 2018 Financial Highlights

•

For fiscal year 2018, revenue was $1.145 billion, a decrease of 3 percent compared to $1.177 billion in fiscal 2017. Revenue for the fourth quarter of 2018 was $282.4 million, a decrease of 4 percent compared to $294.2 million in the fourth quarter of 2017.

•

For fiscal year 2018, net income was $4.5 million compared to a net loss of $99.8 million for fiscal 2017. Net income for the fourth quarter of 2018 was $12.8 million compared to net income of $7.5 million for the fourth quarter of 2017.

•

For fiscal year 2018, net income attributable to Endurance International Group Holdings, Inc. was $4.5 million, or $0.03 per diluted share, compared to a net loss of $107.3 million, or $(0.78) per diluted share, for fiscal 2017. Net income attributable to Endurance International Group Holdings, Inc. for the fourth quarter of 2018 was $12.8 million, or $0.09 per diluted share, compared to net income of $7.5 million, or $0.05 per diluted share, for the fourth quarter of 2017.

•

Adjusted EBITDA for fiscal year 2018 was $338.1 million, a decrease of 4 percent compared to $350.8 million in fiscal 2017. Adjusted EBITDA for the fourth quarter of 2018 was $79.3 million, a decrease of 16 percent compared to $94.4 million in the fourth quarter of 2017.

•

Cash flow from operations for fiscal year 2018 was $182.6 million, a decrease of 9 percent compared to $201.3 million for fiscal 2017. Cash flow from operations for the fourth quarter of 2018 was $49.0 million, a decrease of 32 percent compared to $72.4 million for the fourth quarter of 2017.

•

Free cash flow, defined as cash flow from operations less capital expenditures and financed equipment, for fiscal year 2018 was $129.2 million, a decrease of 14 percent compared to $150.8 million in fiscal 2017. Free cash flow for the fourth quarter of 2018 was $23.6 million, a decrease of 61 percent compared to $59.7 million for the fourth quarter of 2017.

•	During fiscal 2018, the company reduced the balance of its term loan by $100.8 million.

Full Year and Fourth Quarter Operating Highlights

•

Total subscribers on platform at December 31, 2018 were approximately 4.802 million, compared to approximately 4.852 million subscribers at September 30, 2018 and 5.051 million subscribers at December 31, 2017. See “Total Subscribers” below.

•

Average revenue per subscriber, or ARPS, for fiscal year 2018 was $19.37, compared to $18.82 for fiscal year 2017. ARPS for the fourth quarter of 2018 was $19.50, compared to $19.28 for the fourth quarter of 2017.

Fiscal 2019 Guidance

The company is providing the following guidance as of the date of this release, February 7, 2019. For the full year ending December 31, 2019, the company expects:

	2018 Actual As reported	Guidance (as of February 7, 2019)
GAAP revenue	$1.145 billion	$1.140 to $1.160 billion
Adjusted EBITDA	$338 million	$310 to $330 million
Free cash flow	$129 million	$115 to $125 million

Adjusted EBITDA and free cash flow are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to their most comparable measure calculated in accordance with GAAP is provided in the financial statement tables included at the end of this press release.

Conference Call and Webcast Information

Endurance International Group’s fourth quarter and full year 2018 financial results teleconference and webcast is scheduled to begin at 8:00 a.m. EST on Thursday, February 7, 2019. To participate on the live call, analysts and investors should dial (888) 734-0328 at least ten minutes prior to the call. Endurance International Group will also offer a live and archived webcast of the conference call, accessible from the Investor Relations section of the company’s website at http://ir.endurance.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we use adjusted EBITDA and free cash flow, which are non-GAAP financial measures, to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. A non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP or includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. For example, adjusted EBITDA excludes interest expense, which has been and will continue to be for the foreseeable future a significant recurring expense in our business. The presentation of non-GAAP financial information is not meant to be considered in isolation from, or as a substitute for, the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the additional information about adjusted EBITDA and free cash flow shown below, including the reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net (loss) income, excluding the impact of interest expense (net), income tax expense (benefit), depreciation, amortization of other intangible assets, stock-based compensation, restructuring expenses, transaction expenses and charges, (gain) loss of unconsolidated entities, impairment of other long-lived assets, SEC investigations reserve, and shareholder litigation reserve. We view adjusted EBITDA as a performance measure and believe it helps investors evaluate and compare our core operating performance from period to period.

Free Cash Flow, or FCF, is a non-GAAP financial measure that we calculate as cash flow from operations less capital expenditures and financed equipment. We believe that FCF provides investors with an indicator of our ability to generate positive cash flows after meeting our obligations with regard to capital expenditures (including financed equipment).

Key Operating Metrics

Total Subscribers - We define total subscribers as the approximate number of subscribers that, as of the end of a period, are identified as subscribing directly to our products on a paid basis, excluding accounts that access our solutions via resellers or that purchase only domain names from us. Subscribers of more than one brand, and subscribers with more than one distinct billing relationship or subscription with us, are counted as separate subscribers. Total subscribers for a period reflects adjustments to add or subtract subscribers as we integrate acquisitions and/or are otherwise able to identify subscribers that meet, or do not meet, this definition of total subscribers. There were no adjustments in the fourth quarter of 2018.

Average Revenue Per Subscriber (ARPS) - We calculate ARPS as the amount of revenue we recognize in a period, including marketing development funds and other revenue not received from subscribers, divided by the average of the number of total subscribers at the beginning of the period and at the end of the period, which we refer to as average subscribers for the period, divided by the number of months in the period. See definition of “Total Subscribers” above. ARPS does not represent an exact measure of the average amount a subscriber spends with us each month, since our calculation of ARPS is impacted by revenues generated by non-subscribers.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for fiscal year 2019; our belief that our continuing efforts to simplify our operations and increase the value we deliver to customers will provide a foundation for growth;; and our expected financial and operational performance in general. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “believes,” “estimates,” “may,” “continue,” “positions,” “confident,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the possibility that our financial guidance may differ from expectations; the possibility that our planned investment initiatives will not result in the anticipated benefits to our business; the possibility that we will continue to experience decreases in our subscriber base; an adverse impact on our business from litigation or regulatory proceedings; an adverse impact on our business from our substantial indebtedness and the cost of servicing our debt; the rate of growth of the Small and Medium Business (“SMB”) market for our solutions; our inability to grow our subscriber base, increase sales to our existing subscribers, or retain our existing subscribers; system or Internet failures; our inability to maintain or improve our competitive position or market share; and other risks and uncertainties discussed in our filings with the SEC, including the “Risk Factors” section of our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 and other reports we file with the SEC.

We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group Holdings, Inc. (NASDAQ:EIGI) helps millions of small businesses worldwide with products and technology to enhance their online web presence, email marketing, business solutions, and more. The Endurance family of brands includes: Constant Contact, Bluehost, HostGator, Domain.com and SiteBuilder, among others. Headquartered in Burlington, Massachusetts, Endurance employs over 3,800 people across the United States, Brazil, India and the Netherlands. For more information, visit: www.endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Constant Contact, the Constant Contact logo and other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Press Contact:

Kristen Andrews

Endurance International Group

(781) 482-5809

press@endurance.com

Endurance International Group Holdings, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	December 31, 2017	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$66,493	$88,644
Restricted cash	2,625	1,932
Accounts receivable	15,945	12,205
Prepaid domain name registry fees	53,805	56,779
Prepaid commissions	—	41,458
Prepaid and refundable taxes	4,367	7,235
Prepaid expenses and other current assets	23,908	27,855

Total current assets	167,143	236,108
Property and equipment—net	95,452	92,275
Goodwill	1,850,582	1,849,065
Other intangible assets—net	455,440	352,516
Deferred financing costs	3,189	2,656
Investments	15,267	15,000
Prepaid domain name registry fees, net of current portion	10,806	11,207
Prepaid commissions, net of current portion	—	42,472
Other assets	2,155	5,208

Total assets	$2,600,034	$2,606,507

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	11,058	12,449
Accrued expenses	78,601	79,279
Accrued taxes	338	2,498
Accrued interest	24,457	25,259
Deferred revenue	361,940	371,758
Current portion of notes payable	33,945	31,606
Current portion of financed equipment	7,630	8,379
Deferred consideration—short term	4,365	2,425
Other current liabilities	4,031	3,147

Total current liabilities	526,365	536,800
Long-term deferred revenue	90,972	96,140
Notes payable—long term, net of original issue discounts of $25,811 and $21,349, and deferred financing costs of $37,736 and $31,992, respectively	1,858,300	1,770,055
Financed equipment—long term	7,719	—
Deferred tax liability	19,696	16,457
Deferred consideration—long term	3,551	1,364
Other liabilities	10,426	11,237

Total liabilities	2,517,029	2,432,053

Stockholders’ equity:
Preferred Stock—par value $0.0001; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock—par value $0.0001; 500,000,000 shares authorized; 140,190,695 and 143,444,515 shares issued at December 31, 2017 and December 31, 2018, respectively; 140,190,695 and 143,444,178 outstanding at December 31, 2017 and December 31, 2018, respectively	14	14
Additional paid-in capital	931,033	961,235
Accumulated other comprehensive loss	(541)	(3,211)
Accumulated deficit	(847,501)	(783,584)

Total stockholders’ equity	83,005	174,454

Total liabilities and stockholders’ equity	$2,600,034	$2,606,507

Endurance International Group Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Revenue	$294,250	$282,395	$1,176,867	$1,145,291
Cost of revenue	149,733	127,140	603,930	520,737

Gross profit	144,517	155,255	572,937	624,554

Operating expense:
Sales and marketing	66,306	67,691	277,460	265,424
Engineering and development	18,379	23,421	78,772	87,980
General and administrative	33,043	28,992	163,972	124,204
Impairment of goodwill	12,129	—	12,129	—
Transaction expenses	—	—	773	—

Total operating expense	129,857	120,104	533,106	477,608

Income from operations	14,660	35,151	39,831	146,946

Other income (expense):
Other income (loss), net	—	—	(600)	—
Interest income	230	369	736	1,089
Interest expense	(36,120)	(37,557)	(157,142)	(149,480)

Total other expense—net	(35,890)	(37,188)	(157,006)	(148,391)

Loss before income taxes and equity earnings of unconsolidated entities	(21,230)	(2,037)	(117,175)	(1,445)
Income tax benefit	(28,665)	(15,072)	(17,281)	(6,246)

Income (loss) before equity earnings of unconsolidated entities	7,435	13,035	(99,894)	4,801

Equity (income) loss of unconsolidated entities, net of tax	(38)	265	(110)	267

Net income (loss)	$7,473	$12,770	$(99,784)	$4,534

Net loss attributable to non-controlling interest	—	—	277	—
Excess accretion of non-controlling interest	—	—	7,247	—

Total net loss attributable to non-controlling interest	—	—	7,524	—

Net income (loss) attributable to Endurance International Group Holdings, Inc.	$7,473	$12,770	$(107,308)	$4,534

Comprehensive income (loss):
Foreign currency translation adjustments	107	256	3,091	(2,233)
Unrealized gain (loss) on cash flow hedge, net of taxes of $192 and ($763) and $11 and ($137) for the three and twelve months ended December 31, 2017 and 2018, respectively	343	(2,433)	34	(437)

Total comprehensive income (loss)	$7,923	$10,593	$(104,183)	$1,864

Net income (loss) per share attributable to Endurance International Group Holdings, Inc.—basic	$0.05	$0.09	$(0.78)	$0.03

Net income (loss) per share attributable to Endurance International Group Holdings, Inc.—diluted	$0.05	$0.09	$(0.78)	$0.03

Weighted-average number of common shares used in computing net income (loss) per share attributable to Endurance International Group Holdings, Inc.—basic	138,921,118	143,415,944	137,322,201	142,316,993

Weighted-average number of common shares used in computing net income (loss) per share attributable to Endurance International Group Holdings, Inc.—diluted	141,307,988	145,228,986	137,322,201	145,669,760

Endurance International Group Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Cash flows from operating activities:
Net income (loss)	$7,473	$12,770	$(99,784)	$4,534
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	14,452	11,454	55,185	48,207
Amortization of other intangible assets from acquisitions	35,800	25,258	140,354	103,148
Amortization of deferred financing costs	1,913	1,746	7,316	6,454
Amortization of net present value of deferred consideration	128	62	632	373
Amortization of original issuance discount	1,069	1,096	3,860	4,305
Impairment of long-lived assets	4,883	—	18,731	—
Impairment of investments	—	—	600	—
Impairment of goodwill	12,129	—	12,129	—
Stock-based compensation	11,252	7,132	60,001	29,064
Deferred tax benefit	(26,700)	(19,277)	(22,807)	(10,438)
(Gain) loss on sale of assets	2	7	(315)	198
Gain from unconsolidated entities	(38)	—	(110)	—
Loss of unconsolidated entities	—	265	—	267
Financing costs expensed	—	—	5,487	1,228
Loss on early extinguishment of debt	—	—	992	331
Dividend from minority interest	—	—	100	—
Changes in operating assets and liabilities:
Accounts receivable	(2,230)	1,929	(3,102)	3,616
Prepaid expenses and other current assets	3,396	(8,726)	5,435	(11,759)
Accounts payable and accrued expenses	15,643	25,060	8,334	9,339
Deferred revenue	(6,765)	(9,817)	8,235	(6,315)

Net cash provided by operating activities	72,407	48,959	201,273	182,552

Cash flows from investing activities:
Purchases of property and equipment	(10,967)	(23,537)	(43,062)	(45,880)
Proceeds from sale of assets	238	—	530	6
Purchases of intangible assets	—	(8)	(1,966)	(8)

Net cash used in investing activities	(10,729)	(23,545)	(44,498)	(45,882)

Cash flows from financing activities:
Proceeds from issuance of term loan	—	—	1,693,007	1,580,305
Repayment of term loan	(64,487)	(25,000)	(1,797,634)	(1,681,094)
Payment of financing costs	—	—	(6,304)	(1,580)
Payment of deferred consideration	(25)	—	(5,433)	(4,500)
Payment of redeemable non-controlling interest liability	—	—	(25,000)	—
Principal payments on financed equipment	(1,711)	(1,830)	(7,390)	(7,439)
Proceeds from exercise of stock options	501	131	2,049	887

Net cash provided by (used in) financing activities	(65,722)	(26,699)	(146,705)	(113,421)

Net effect of exchange rate on cash and cash equivalents and restricted cash	(6)	355	2,150	(1,791)

Net increase in cash and cash equivalents and restricted cash	(4,050)	(930)	12,220	21,458

Cash and cash equivalents and restricted cash:
Beginning of period	73,168	91,506	56,898	69,118

End of period	$69,118	$90,576	$69,118	$90,576

Supplemental cash flow information:
Interest paid	$22,281	$24,006	$141,157	$134,145
Income taxes paid	$(589)	$416	$3,369	$4,141
Supplemental disclosure of non-cash financing activities:
Assets acquired under equipment financing	$12,408	$1,179	$15,536	$1,179

GAAP to Non-GAAP reconciliation - Adjusted EBITDA

The following table presents a reconciliation of net income (loss) calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Net income (loss)	$7,473	$12,770	$(99,784)	$4,534
Interest expense, net(1)	35,890	37,188	156,406	148,391
Income tax expense (benefit)	(28,665)	(15,072)	(17,281)	(6,246)
Depreciation	14,452	11,454	55,185	48,207
Amortization of other intangible assets	35,800	25,258	140,354	103,148
Stock-based compensation	11,252	7,132	60,001	29,064
Restructuring expenses	1,226	347	15,810	3,368
Transaction expenses and charges	—	—	773	—
(Gain) loss of unconsolidated entities	(38)	265	(110)	267
Impairment of other long-lived assets	17,012	—	31,460	—
SEC investigations reserve	—	—	8,000	—
Shareholder litigation reserve	—	—	—	7,325

Adjusted EBITDA	$94,402	$79,342	$350,814	$338,058

(1)	Interest expense includes impact of amortization of deferred financing costs, original issue discounts and interest income.

GAAP to Non-GAAP reconciliation - Free Cash Flow

The following table reflects the reconciliation of cash flow from operations to free cash flow (“FCF”) (all data in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Cash flow from operations	$72,407	$48,959	$201,273	$182,552
Less:
Capital expenditures and financed equipment(1)	(12,678)	(25,367)	(50,452)	(53,319)

Free cash flow	$59,729	$23,592	$150,821	$129,233

(1)

Capital expenditures during the three and twelve months ended December 31, 2017 includes $1.7 million and $7.4 million of principal payments under a three year agreement for equipment financing. Capital expenditures during the three and twelve months ended December 31, 2018 includes $1.8 million and $7.4 million of principal payments under a two year agreement for equipment financing. The remaining balance on the equipment financing is $8.4 million as of December 31, 2018.

Average Revenue Per Subscriber - Calculation and Segment Detail

We present our financial results in the following three segments:

•	Web presence. The web presence segment consists primarily of our web hosting brands and related products such as website security, website design tools and services, and e-commerce products.

•	Email marketing. The email marketing segment consists of Constant Contact email marketing tools and related products and the SinglePlatform digital storefront product.

•

Domain. The domain segment consists of domain-focused brands and certain web hosting brands that are aligned with our domain-focused brands. This segment sells domain names and domain management services to resellers and end users, as well as premium domain names, and also generates advertising revenue from domain name parking.

The following table presents the calculation of ARPS, on a consolidated basis and by segment (all data in thousands, except ARPS data):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
Consolidated revenue	$294,250	$282,395	$1,176,867	$1,145,291
Consolidated total subscribers	5,051	4,802	5,051	4,802
Consolidated average subscribers	5,087	4,827	5,211	4,927
Consolidated average revenue per subscriber (ARPS)	$19.28	$19.50	$18.82	$19.37

Web presence revenue	$158,332	$147,712	$641,993	$605,315
Web presence subscribers	3,849	3,639	3,849	3,639
Web presence average subscribers	3,903	3,661	4,024	3,744
Web presence ARPS	$13.52	$13.45	$13.29	$13.47

Email marketing revenue	$102,849	$103,340	$401,250	$410,052
Email marketing subscribers	519	497	519	497
Email marketing average subscribers	521	498	531	508
Email marketing ARPS	$65.79	$69.22	$62.92	$67.28

Domain revenue	$33,069	$31,343	$133,624	$129,924
Domain subscribers	683	666	683	666
Domain average subscribers	663	668	656	675
Domain ARPS	$16.63	$15.63	$16.98	$16.05

The following table presents a reconciliation by segment of net income (loss) calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended December 31, 2018
	Web presence	Email marketing	Domain	Total
Revenue(1)	$147,712	$103,340	$31,343	$282,395
Gross profit	$72,441	$73,114	$9,700	$155,255
Net income (loss)	$(1,985)	$16,278	$(1,523)	$12,770
Interest expense, net(2)	$17,453	$17,451	$2,284	$37,188
Income tax benefit	$(5,921)	$(7,894)	$(1,257)	$(15,072)
Depreciation	$8,146	$2,407	$901	$11,454
Amortization of other intangible assets	$11,208	$13,384	$666	$25,258
Stock-based compensation	$3,934	$2,470	$728	$7,132
Restructuring expenses	$481	$(134)	$—	$347
Transaction expenses and charges	$—	$—	$—	$—
(Gain) loss of unconsolidated entities	$265	$—	$—	$265
Impairment of other long-lived assets	$—	$—	$—	$—
SEC investigations reserve	$—	$—	$—	$—
Shareholder litigation reserve	$—	$—	$—	$—

Adjusted EBITDA	$33,581	$43,962	$1,799	$79,342

	Twelve Months Ended December 31, 2018
	Web presence	Email marketing	Domain	Total
Revenue(1)	$605,315	$410,052	$129,924	$1,145,291
Gross profit	$297,590	$288,023	$38,941	$624,554
Net income (loss)	$(22,534)	$38,628	$(11,560)	$4,534
Interest expense, net(2)	$70,956	$68,317	$9,118	$148,391
Income tax benefit	$(4,961)	$115	$(1,400)	$(6,246)
Depreciation	$32,915	$11,497	$3,795	$48,207
Amortization of other intangible assets	$47,020	$53,100	$3,028	$103,148
Stock-based compensation	$16,000	$9,638	$3,426	$29,064
Restructuring expenses	$2,135	$589	$644	$3,368
Transaction expenses and charges	$—	$—	$—	$—
(Gain) loss of unconsolidated entities	$267	$—	$—	$267
Impairment of other long-lived assets	$—	$—	$—	$—
SEC investigations reserve	$—	$—	$—	$—
Shareholder litigation reserve	$4,780	$1,500	$1,045	$7,325

Adjusted EBITDA	$146,578	$183,384	$8,096	$338,058

	Three months ended December 31, 2017
	Web presence	Email marketing	Domain	Total
Revenue(1)	$158,332	$102,849	$33,069	$294,250
Gross profit	$76,402	$66,760	$1,355	$144,517
Net income (loss)	$2,264	$(2,589)	$7,798	$7,473
Interest expense, net(2)	$16,614	$18,702	$574	$35,890
Income tax expense (benefit)	$(8,582)	$9,973	$(30,056)	$(28,665)
Depreciation	$10,233	$3,280	$939	$14,452
Amortization of other intangible assets	$15,846	$18,770	$1,184	$35,800
Stock-based compensation	$8,618	$1,542	$1,092	$11,252
Restructuring expenses	$187	$838	$201	$1,226
Transaction expenses and charges	$—	$—	$—	$—
(Gain) loss of unconsolidated entities	$(38)	$—	$—	$(38)
Impairment of other long-lived assets	$—	$—	$17,012	$17,012
SEC investigations reserve	$—	$—	$—	$—
Shareholder litigation reserve	$—	$—	$—	$—

Adjusted EBITDA	$45,142	$50,516	$(1,256)	$94,402

	Twelve months ended December 31, 2017
	Web presence	Email marketing	Domain	Total
Revenue(1)	$641,993	$401,250	$133,624	$1,176,867
Gross profit	$305,588	$254,941	$12,408	$572,937
Net income (loss)	$(64,962)	$(10,615)	$(24,207)	$(99,784)
Interest expense, net(2)	$67,491	$86,914	$2,001	$156,406
Income tax expense (benefit)	$4,063	$5,152	$(26,496)	$(17,281)
Depreciation	$37,634	$13,912	$3,639	$55,185
Amortization of other intangible assets	$60,277	$74,467	$5,610	$140,354
Stock-based compensation	$46,641	$6,934	$6,426	$60,001
Restructuring expenses	$9,131	$5,581	$1,098	$15,810
Transaction expenses and charges	$—	$773	$—	$773
(Gain) loss of unconsolidated entities	$(110)	$—	$—	$(110)
Impairment of other long-lived assets	$600	$—	$30,860	$31,460
SEC investigations reserve	$4,323	$2,751	$926	$8,000
Shareholder litigation reserve	$—	$—	$—	$—

Adjusted EBITDA	$165,088	$185,869	$(143)	$350,814

(1)

Revenue excludes intercompany transactions relating to domain sales and domain services from the domain segment to the web presence segment of $2.2 million and $2.4 million for the three months ended December 31, 2017 and 2018, respectively, and $10.3 million and $10.0 million for the twelve months ended December 31, 2017 and 2018, respectively.

(2)	Interest expense includes impact of amortization of deferred financing costs, original issuance discounts and interest income.

GAAP to Non-GAAP Reconciliation of Fiscal Year 2019 Guidance (as of February 7, 2019) - Adjusted EBITDA

The following table reflects the reconciliation of fiscal year 2019 estimated net loss calculated in accordance with GAAP to fiscal year 2019 guidance for adjusted EBITDA. All figures shown are approximate.

($ in millions)	Twelve Months Ending December 31, 2019
Estimated net loss	$2	$11
Estimated interest expense (net)	145	147
Estimated income tax expense (benefit)	(2)	(4)
Estimated depreciation	46	50
Estimated amortization of acquired intangible assets	83	85
Estimated stock-based compensation	33	37
Estimated restructuring expenses	3	4
Estimated transaction expenses and charges	—	—
Estimated (gain) loss of unconsolidated entities	—	—
Estimated impairment of other long-lived assets	—	—

Adjusted EBITDA guidance	$310	$330

GAAP to Non-GAAP Reconciliation of Fiscal Year 2019 Guidance (as of February 7, 2019) - Free Cash Flow

The following table reflects the reconciliation of fiscal year 2019 estimated cash flow from operations calculated in accordance with GAAP to fiscal year 2019 guidance for free cash flow. All figures shown are approximate.

($ in millions)	Twelve Months Ending December 31, 2019
Estimated cash flow from operations	$165	$180
Estimated capital expenditures and financed equipment	(50)	(55)

Free cash flow guidance	$115	$125